Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated March 5, 2005 relating to the combined financial statements of FUNimation Productions, Ltd. and the FUNimation Store, Ltd. for the years ended December 31, 2004, 2003 and 2002. Our report is included in this Form 8-K/A. We hereby consent to the Registration Statements of Navarre Corporation on Forms S-3 (File No. 333-111733 and File No. 333-119348) and on Forms S-8 (File No. 33-80218; File No. 33-86762; File No. 333-31017; File No. 333-87143; File No. 333-91710 and File No. 333-109056).
/s/ BDO Siedman, LLP
Dallas, Texas
July 25, 2005